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                                 EXHIBIT 21.1
                                 ------------

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


Name                     Jurisdiction of Incorporation      Other Names Under
----                     -----------------------------      -----------------
                          or Formation                      Which Company
                          -------------                     -------------
                                                            Does Business
                                                            -------------


Accord Networks, Inc.    State of Georgia                   None

Accord Networks          State of Georgia                   None
Management, Inc.

Accord Networks (UK)     United Kingdom                     None
Limited